EXHIBIT 10.6
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As approved by the Registrant's board of directors on June 14, 2002 and by the
Registrant's stockholders on July 30, 2002, the Registrant's Employee Stock Purchase Plan was amended as follows:

         The following paragraph (c) shall be added to Section 12.4 of the employee stock purchase plan: "(c) No adjustment to the maximum number of shares that may be purchased under the Plan shall be made in respect of any reverse stock split approved at the Company's 2002 Annual Meeting of stockholders that is effected by the Company in accordance with such approval."